UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 8, 2004 (Date of earliest event reported)

WEBEX COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-30849	77-0548319
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

307 West Tasman Drive
San Jose, California 95134
(Address of principal executive offices)

Telephone: (408) 435-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2).

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b)).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 5, 2004, Bill Heil assumed the position of President and Chief Operating Officer of WebEx Commuications, Inc. (the “Company”). Min Zhu, the Company's co-founder, who formerly served as its President, will continue in his current position as the Company’s Chief Technical Officer and as a Director of the Company.

From 1986 through 2001, Mr. Heil held several product management and senior executive positions with Tandem Computer and, following Tandem’s acquisition by Compaq Inc., similar senior management positions with Compaq, a manufacturer of computer hardware and software products. Prior to the acquisition of Tandem by Compaq in 1997, Mr. Heil served as Tandem’s Senior Vice President of Product Management and Strategy (1994-1996) and as Senior Vice President of Tandem’s ServerWare business unit (1996-1998). Following the acquisition, Mr. Heil served as Vice President and General Manager of the Tandem Division of Compaq (1998-1999), and later the Vice President of Compaq’s Business Critical Servers Group (1999-2001). Since 2001, Mr. Heil has been a consultant, and during this period he served as an independent board member. Concurrent with his consultancy work, Mr. Heil from December 2003 through November 2004 served as interim Chief Operating Officer of CAM Systems, a privately-held traffic and billing application services provider.  Mr. Heil, who is 47 years old, holds B.S. and M.S. degrees in Computer Science from the Massachusetts Institue of Technology, and an M.B.A. from the Harvard Business School.

 On November 8, 2004 the Company issued a press release announcing the appointment of Bill Heil as the Company’s President and Chief Operating Officer.   The full text of the press release is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

Exhibit Number	Description
99.1	Press Release dated November 8, 2004 announcing the appointment of Bill Heil as the Company’s President and Chief Operating Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBEX COMMUNICATIONS, CIN.

Date: November 8, 2004	By:	/s/ Subrah S. Iyar
Subrah S. Iyar
Chief Executive Officer

EXHIBIT INDEX
Exhibit Number	Description
99.1	Press Release dated November 8, 2004 announcing the appointment of Bill Heil as the Company’s President and Chief Operating Officer.